                                                                    EXHIBIT 20.6

                                     UCFC
                               UCFC Loan Trust
                                Series 1996-B1
                              Reserve Fund Trust
                       Statement To Certificateholders

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                                                    DISTRIBUTIONS IN DOLLARS

                                    PRIOR                                                                                  CURRENT
                ORIGINAL        PRINCIPAL                                                   REALIZED   DEFERRED          PRINCIPAL
CLASS         FACE VALUE          BALANCE       INTEREST      PRINCIPAL            TOTAL      LOSSES   INTEREST            BALANCE
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A TRUST          0.00             0.00             0.00           0.00             0.00       0.00       0.00               0.00
B TRUST          0.00             0.00             0.00           0.00             0.00       0.00       0.00               0.00






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TOTALS           0.00             0.00             0.00           0.00             0.00       0.00       0.00               0.00
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                 FACTOR INFORMATION PER $1000 OF ORIGINAL FACE                                                   PASS-THROUGH
                                                                                                                     RATES

                                  PRIOR                                                         CURRENT
                              PRINCIPAL                                                       PRINCIPAL
CLASS         CUSIP             BALANCE     INTEREST       PRINCIPAL           TOTAL            BALANCE       CURRENT        NEXT
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A TRUST                        0.000000     0.000000       0.000000         0.000000          0.000000          NA           NA
B TRUST                        0.000000     0.000000       0.000000         0.000000          0.000000          NA           NA






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SELLER:                          UCFC Acceptance Corporation               ADMINISTRATOR:                        Vince Valdes
SERVICER:                    United Companies Lending Corporation                                           Bankers Trust Company
LEAD UNDERWRITER:                UCFC Acceptance Corporation                                                     3 Park Plaza
RECORD DATE:                           August 30, 1996                                                         Irvine, CA 92714
DISTRIBUTION DATE:                   September 16, 1996                    FACTOR INFORMATION:                  (800) 735-7777
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                                         (c)COPYRIGHT 1996 Bankers Trust Company
                                   Page 16